SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  June 17, 1997

                      BALCOR EQUITY PENSION INVESTORS-III
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14348
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3354308
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Arborland Consumer Mall

In 1986, the Partnership acquired a 99% interest in the limited partnership (the "Limited Partnership") which owned the Arborland Consumer Mall, Ann Arbor, Michigan, utilizing approximately $20,745,000 of offering proceeds. The seller of the property retained a 1% interest in the Limited Partnership.

On June 17, 1997, the Limited Partnership contracted to sell the property to an unaffiliated party, Fremont Arborland, LLC, a Connecticut limited liability company. The sale price is $7,000,000. The purchaser has deposited $200,000 into an escrow account as earnest money. The purchaser will receive a $700,000 credit against the sale price for work relating to asbestos and underground storage tank removal. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur 21 days following the determination of the Escrow Amount, as described below. The estimated closing date is September 15, 1997.

From the proceeds of the sale, the Limited Partnership will pay $157,500 as a brokerage commission to an affiliate of the third party providing property management services for the Partnership. The Limited Partnership will receive the remaining proceeds of approximately $6,142,500, less closing costs. Under the Limited Partnership's partnership agreement, the Partnership is entitled to receive all of the net sale proceeds. Of such proceeds, $250,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until the later of 90 days after closing or the resolution of any claims brought by the purchaser prior to 90 days after the closing. In addition, a third party has been retained by the Partnership to conduct an environmental site assessment of the property, which will specify an estimate of the costs to cure any deficiencies, excluding those matters described above. Upon the approval of the purchaser of such estimate, a portion of the sale proceeds equal to 110% of such estimate (the "Escrow Amount") will be placed in escrow until all environmental issues relating to the property are resolved. Any costs associated with the correction of any deficiencies disclosed by the assessment will be paid out the Escrow Amount.

Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Limited Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 5.  OTHER EVENTS
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(a)  Erindale Centre

As previously reported, on June 2, 1997, the Partnership contracted to sell the Erindale Centre shopping center, Colorado Springs, Colorado, to an unaffiliated party, G/B Investments, Inc., a Colorado corporation, for a sale price of $8,250,000. The Partnership and the purchaser have agreed to extend the closing of the sale from July 1, 1997 to August 1, 1997. The purchaser has added $100,000 to the earnest money previously deposited into an escrow acccount for a total of $300,000 in earnest money.

(b)  Bingham Farms Office Plaza - Phase IV

As previously reported, on May 2, 1997, the Partnership contracted to sell the Bingham Farms Office Plaza - Phase IV, Bingham Farms, Michigan, to an unaffiliated party, Bingham Partners, L.P., a Delaware limited partnership, for a sale price of $13,800,000. The Partnership and the purchaser have agreed to reduce the sale price to $12,700,000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachment thereto relating to the sale of Arborland Consumer Mall, Ann Arbor, Michigan.

               (b) First Amendment to Agreement of Sale and Escrow Agreement
                   relating to the sale of Arborland Consumer Mall, Ann Arbor, Michigan.

          (99) (a) Second Amendment to Agreement of Sale relating to the sale of Erindale Centre, Colorado Springs, Colorado.

               (b) (i) First Letter Amendment to Agreement of Sale relating to the sale of Bingham Farms Office Plaza - Phase IV, Bingham Farms, Michigan.

                 (ii) Second Amendment to Agreement of Sale relating to the sale of Bingham Farms Office Plaza - Phase IV, Bingham Farms, Michigan.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR EQUITY PENSION INVESTORS-III
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Equity Partners-III, an Illinois
                              general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              -----------------------------------------
                                   Jerry M. Ogle, Managing Director
                                   and General Counsel


Dated:  July 2, 1997
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